Exhibit 4.5
CERTIFICATE OF TRUST
OF
NATIONAL CITY CAPITAL TRUST VII
     THIS CERTIFICATE OF TRUST of NATIONAL CITY CAPITAL TRUST VII (the “Trust”), dated as of November 5, 2007 is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. (Section) 3801 et seq.).
     1. NAME. The name of the statutory trust being formed hereby is National City Capital Trust VII.
     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows:
The Bank of New York (Delaware)
White Clay Center, Route 273
New Castle County
Newark, Delaware 19711
Attention: Corporate Trust
     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.
     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

THE BANK OF NEW YORK (DELAWARE) Not in its individual capacity, but solely as Delaware Trustee
By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President